Exhibit 107

Calculation of Filing Fee Table

Form S-8

(Form Type)

E2open Parent Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (3)	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Class A Common Stock, $0.0001 par value, E2open Parent Holdings, Inc. 2021 Omnibus Incentive Plan, as amended (1)	Other (2)	5,766,943 (4)	$2.140 (2)	$12,341,258	$0.0001531	$1,889.45
Total Offering Amounts					$12,341,258		—
Total Fees Previously Paid							—
Total Fee Offsets							—
Net Fee Due							$1,889.45

(1)

In addition to the number of shares of common stock, par value $0.0001 per share (the “Common Stock”) of E2open Parent Holdings, Inc. (the “Registrant”) set forth in the above table, this Registration Statement on Form S-8 (this “Registration Statement”) covers an indeterminate number of options and other rights to acquire Common Stock, to be granted pursuant to the E2open Parent Holdings, Inc. 2021 Omnibus Incentive Plan (as amended, the “2021 Plan”).

(2)

Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and (h) of the Securities Act based on the average of the high and low sale prices of the Common Stock, as quoted on the New York Stock Exchange, on April 25, 2025.

(3)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Common Stock of the Registrant that become issuable under the 2021 Plan by reason of any stock dividend, stock split, recapitalization or similar transaction effected without the Registrant’s receipt of consideration which would increase the number of outstanding shares of Common Stock.

(4)	Additional shares that are available pursuant to the “evergreen provision” of the 2021 Plan, which was originally approved by the Registrant’s shareholders on February 3, 2021.

Proposed sales to take place as soon after the effective date of this Registration Statement as awards granted under the above-named plans are granted, exercised and/or distributed.